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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [ ]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-12

                          Tower Financial Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     5) Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

--------------------------------------------------------------------------------

     2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     3) Filing Party:

--------------------------------------------------------------------------------

     4) Date Filed:

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PERSONS WHO POTENTIALLY ARE TO RESPOND TO THE COLLECTION OF INFORMATION
CONTAINED IN THIS FORM ARE NOT REQUIRED TO RESPOND UNLESS THE FORM DISPLAYS A CURRENTLY VALID OMB CONTROL NUMBER.

SEC 1913 (02-02)

                           TOWER FINANCIAL CORPORATION
                              116 EAST BERRY STREET
                            FORT WAYNE, INDIANA 46802

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          To Be Held on April 19, 2005

                   TO THE HOLDERS OF SHARES OF COMMON STOCK OF
                           TOWER FINANCIAL CORPORATION

      NOTICE IS HEREBY GIVEN that the annual meeting of shareholders of Tower Financial Corporation will be held in the lobby of Tower Bank & Trust Company, 116 East Berry Street, Fort Wayne, Indiana, 46802 on Tuesday, April 19, 2005 at 5:30 p.m., Fort Wayne time, for the purpose of considering and voting upon the following matters:

      1. ELECTION OF DIRECTORS. To elect five directors to serve until the 2008 annual meeting of the shareholders and until their successors are elected and have qualified;

      2. RATIFICATION OF OUTSIDE ACCOUNTANTS. To ratify the appointment of Crowe Chizek and Company LLC as Tower Financial Corporation's principal independent auditors for fiscal year 2005; and

      3. OTHER BUSINESS. To transact such other business as may properly be brought before the meeting or any adjournments thereof.

      All shareholders of record at the close of business on Friday, February 11, 2005 will be entitled to vote at the meeting.

      WE URGE YOU TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ADDRESSED, POSTAGE-PAID ENVELOPE AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. IF YOU ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON. WE WOULD APPRECIATE RECEIVING YOUR PROXY BY WEDNESDAY, APRIL 13, 2005.

                                       By Order of the Board of Directors,

                                          /s/ Donald F. Schenkel
                                       ---------------------------
                                       Donald F. Schenkel
                                       Chairman of the Board, President &
                                       Chief Executive Officer

Dated: March 10, 2005

                           TOWER FINANCIAL CORPORATION
                              116 EAST BERRY STREET
                            FORT WAYNE, INDIANA 46802

                                 PROXY STATEMENT
                                ANNUAL MEETING OF
                                  SHAREHOLDERS
                                 APRIL 19, 2005

                               GENERAL INFORMATION

      This Proxy Statement is being furnished to shareholders of Tower Financial Corporation (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company, to be voted at the annual meeting of shareholders of the Company (the "Annual Meeting") on Tuesday, April 19, 2005 at 5:30 p.m., Fort Wayne time, in the lobby of Tower Bank & Trust Company, 116 East Berry Street, Fort Wayne, Indiana, 46802, and at any and all adjournments thereof. It is expected that the proxy materials will be mailed to shareholders on or about March 10, 2005.

      Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its exercise. If a shareholder executes more than one proxy, the proxy having the latest date will revoke any earlier proxies. A shareholder attending the Annual Meeting will be given the opportunity to revoke his or her proxy and vote in person. If you hold shares through a broker or other custodian, please check the voting instructions used by that broker or custodian.

      Unless revoked, a proxy will be voted at the Annual Meeting in accordance with the instructions of the shareholder in the proxy, or if no instructions are given, for the election as directors of all nominees listed under "Election of Directors" and for the "ratification of outside accountants". Election of directors will be determined by the vote of the holders of a plurality of the shares voting on such election. Ratification of outside accountants will be approved if the votes cast favoring approval exceed those opposing it. A proxy may indicate that all or a portion of the shares represented by such proxy are not being voted with respect to a specific proposal. This could occur, for example, when a broker is not permitted to vote shares held in street names on certain proposals in the absence of instructions from the beneficial owner. Shares that are not voted with respect to a specific proposal will be considered as not present and entitled to vote on such proposal, even though such shares will be considered present for purposes of determining a quorum and voting on other proposals. Abstentions on a specific proposal will be considered as present but not as voting in favor of such proposal. As a result, with respect to all of the proposals, neither broker non-votes nor abstentions on such proposals will affect the determination of whether such proposals will be approved.

      The Board of Directors knows of no matters, other than those described in the attached Notice of Annual Meeting, which are to be brought before the meeting. If other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy form to vote such proxy in accordance with their judgment.

      The entire cost of soliciting proxies will be borne by the Company. Proxies may be solicited by mail, facsimile or telegraph. Directors, officers, or regular employees of the Company or its subsidiaries may solicit proxies in person or by telephone without additional compensation. The Company will reimburse brokerage houses and other custodians, nominees and fiduciaries for their out-of-pocket expenses in forwarding soliciting materials to the beneficial owners of common stock of the Company.

      The Board of Directors, in accordance with the By-Laws of the Company, has fixed the close of business on February 11, 2005 as the record date for determining shareholders entitled to notice of and to vote at the Annual Meeting and at any and all adjournments thereof.

      At the close of business on such record date, the outstanding number of voting securities of the Company was 4,003,156 shares of common stock, each of which is entitled to one vote on all matters, including the election of directors.

                              ELECTION OF DIRECTORS

      The Company's By-Laws provide for a board of directors consisting of 14 members. The Articles of Incorporation and By-Laws of the Company further provide that the directors shall be divided into three classes, Class I, Class II and Class III, with each class serving a staggered three-year term and with the number of directors in each class being as nearly equal as possible.

      Currently, the Board of Directors of the Company consists of 14 directors divided into three classes. Two classes contain five directors each and one class contains four directors. The term of one class of directors expires each year. Generally, each director serves until the annual meeting of shareholders held in the year that is three years after such director's election and until such director's successor is elected and has qualified. Five directors are to be elected at the Annual Meeting. The Board of Directors, upon recommendation of the Nominating and Corporate Governance Committee, has nominated Keith E. Busse, Michael S. Gouloff, Donald F. Schenkel, Irene A. Walters, and Donald R. Willis as directors for three-year terms expiring at the 2008 annual meeting of shareholders and upon election and qualification of their successors. Each of the nominees is presently a Class I director of the Company whose term expires this year. The other members of the Board, who are Class II and Class III directors, will continue in office in accordance with their previous elections until the expiration of their terms at the 2006 or 2007 annual meetings of shareholders, as the case may be.

      It is the intention of the persons named in the enclosed proxy to vote such proxy for the election of the five nominees listed herein. The proposed nominees for election as director are willing to be elected and serve; but in the event that any nominee at the time of election is unable to serve or is otherwise unavailable for election, the Board of Directors, upon recommendation of the Nominating and Corporate Governance Committee, may select a substitute nominee, and in that event the persons named in the enclosed proxy intend to vote such proxy for the person so selected. If a substitute nominee is not so selected, such proxy will be voted for the election of the remaining nominees.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES LISTED ABOVE.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table presents information regarding the beneficial ownership of the Company's common stock as of February 11, 2005, by: (a) all persons known to the Company to be a beneficial owner of more than five percent of the Company's common stock, (b) the nominees for election as directors of the Company, (c) the directors of the Company whose terms of office will continue after the Annual Meeting, (d) the executive officers named in the Summary Compensation Table, and (e) all directors and executive officers of the Company as a group. Unless otherwise indicated in a footnote, each individual or group possesses sole voting and investment power with respect to the shares indicated as beneficially owned.


                                                Number of Shares    Percent of Class
                                                  Beneficially        Beneficially
Name of Beneficial Owner                           Owned (1)           Owned (2)
------------------------                        ----------------    ----------------
Curtis A. Brown ...........................          39,787(3)               *
Keith E. Busse ............................          46,905(4)           1.17%
Michael D. Cahill .........................           1,500                  *
Kathryn D. Callen .........................          10,500(5)               *
Edwin Fraser ..............................         258,524(6)           6.46%
Michael S. Gouloff ........................          20,952(7)               *
Jerome F. Henry, Jr. ......................         149,146(8)           3.73%
Kevin J. Himmelhaver ......................          31,293(9)               *
R.V. Prasad Mantravadi, M.D. ..............          10,480                  *
Michael J. Mirro, M.D. ....................          40,198(10)          1.00%
Debra A. Niezer ...........................           8,231(11)          1.00%
William G. Niezer .........................          28,985(12)              *
Joseph D. Ruffolo .........................          39,552(13)              *
Donald F. Schenkel ........................          86,624(14)          2.13%
Gary D. Shearer ...........................          28,824(15)              *
Larry L. Smith ............................          25,001(16)              *
John V. Tippmann, Sr. .....................          86,775(8)           2.17%
Irene A. Walters ..........................          15,952(17)              *
Donald  R. Willis .........................           4,000                  *
Investors of America Limited Partnership ..         206,300(18)          5.15%
All directors and executive officers of
   Company as a group (17 persons) ........         643,412(19)         15.40%

----------------
*   less than 1%

(1) Does not include shares subject to stock opt ions wh ich are not exercisable within 60 days.

(2) The percentages shown are based on the 4,003,156 shares outstanding as of February 11, 2005, plus, for each person or group, the number of shares that the person or group has the right to acquire within 60 days pursuant to options granted under the Company's 1998 Stock Option and Incentive Plan (the "1998 Stock Option Plan") and the 2001 Stock Option and Incentive Plan (the "2001 Stock Option Plan").

(3) Includes 9,900 shares held by Mr. Brown's wife and children and presently exercisable stock options to purchase 27,750 shares granted by the Company. Also includes 2,137 vested shares held in the Company's 401(k) Plan.

(4) Includes presently exercisable stock options to purchase 11,905 shares granted by the Company.

(5)   Includes 4,500 shares held by Ms. Callen's children.

(6) Based solely on reports filed under Section 13(d) or 13(g) of the Securities Exchange Act of 1934. Mr. Fraser resides at 195 Marine Street, Farmingdale, New York 11735. Mr. Fraser has the sole authority to vote 133,090 shares and shared authority to vote 125,434 shares. The shares for which Mr. Fraser has shared voting power include shares beneficially owned by Mr. Fraser's wife and shares beneficially owned in trusts for members of Mr. Fraser's family for which Mrs. Fraser is the trustee.

(7) Includes presently exercisable stock options to purchase 5,952 shares granted by the Company.

(8) Includes presently exercisable stock options to purchase 11,175 shares granted by the Company.

(9) Resigned as the Executive Vice President, Chief Financial Officer, and Secretary of the Company effective June 30, 2004.

(10) Includes presently exercisable stock options to purchase 9,198 shares granted by the Company.

(11) Includes 2,190 shares owned by Ms. Niezer's husband and children and presently exercisable stock options to purchase 1,191 shares granted by the Company.

(12) Includes 1,733 shares owned by Mr. Niezer's wife and children and presently exercisable stock options to purchase 5,952 shares granted by the Company.

(13) Includes 1,100 shares owned by Mr. Ruffolo's wife and children and presently exercisable stock options to purchase 8,452 shares granted by the Company.

(14) Includes presently exercisable stock options to purchase 56,679 shares granted by the Company. Also includes 2,405 vested shares held in the Company's 401(k) Plan.

(15) Includes presently exercisable stock options to purchase 15,250 shares granted by the Company. Also includes 4,624 vested shares held in the Company's 401(k) Plan.

(16) Includes presently exercisable stock options to purchase 2,976 shares granted by the Company.

(17) Includes 5,000 shares owned by Ms. Walters' husband, all of which she disclaims beneficial ownership, and presently exercisable stock options to purchase 5,952 shares granted by the Company.

(18) Based solely on reports filed under Section 13(d) or 13(g) of the Securities Exchange Act of 1934. The principal business office of Investors of America Limited Partnership is 135 North Meramec, Clayton, Missouri 63105.

(19) Includes presently exercisable options to purchase 173,607 shares granted by the Company.

          INFORMATION ABOUT DIRECTORS, NOMINEES, AND EXECUTIVE OFFICERS

      The following information is furnished with respect to each director and executive officer of the Company, including one executive officer of Tower Bank & Trust Company (the "Bank"), a wholly-owned subsidiary of the Company, who performs policy-making functions for the Company.

      A majority of the directors of the Company are "independent directors" as defined by the listing standards of the Nasdaq Stock Market, and the Board of Directors has determined that such independent directors have no relationship with the Company that would interfere with the exercise of their independent judgment in carrying out the responsibilities of a director. The independent directors of the Company are: Keith E. Busse, Kathryn D. Callen, Michael S. Gouloff, Jerome F. Henry, Jr., R.V. Prasad Mantravadi, M.D., Michael J. Mirro, M.D., Debra A. Niezer, William G. Niezer, Joseph D. Ruffolo, Larry L. Smith, Irene A. Walters, and Donald R. Willis.

                                                                              Has Served    Year When Term
                                                                              As Director   As A Director
Name                                 Age             Position(s)                Since          Expires
------------------------------------------------------------------------------------------------------
Curtis A. Brown...................    49     Executive Vice President and
                                                Chief Lending Officer
Keith E. Busse....................    61               Director                  1998            2005
Michael D. Cahill.................    44      Executive Vice President,
                                               Chief Financial Officer,
                                                    and Secretary
Kathryn D. Callen.................    50               Director                  2001            2006
Michael S. Gouloff................    57               Director                  1998            2005
Jerome F. Henry, Jr...............    54               Director                  1999            2006
Kevin J. Himmelhaver                  49   Former Executive Vice President,
                                               Chief Financial Officer,
                                                    and Secretary
R.V. Prasad Mantravadi, M.D.......    59               Director                  1999            2007
Michael J. Mirro, M.D.............    56               Director                  1998            2007
Debra A. Niezer...................    50               Director                  1998            2006
William G. Niezer.................    54               Director                  1998            2007
Joseph D. Ruffolo.................    63               Director                  1998            2006
Donald F. Schenkel................    63        Chairman of the Board,           1998            2005
                                              President, Chief Executive
                                                 Officer and Director
Gary D. Shearer...................    40      Senior Vice President and
                                              Trust Officer of the Bank
Larry L. Smith....................    56               Director                  1998            2007
John V. Tippmann, Sr..............    63               Director                  1999            2007
Irene A. Walters..................    62               Director                  1998            2005
Donald R. Willis..................    67               Director                  2005            2005

      The business experience of each of the directors and executive officers of the Company and the Bank for at least the past five years is summarized below:

      Curtis A. Brown has been the Executive Vice President of the Company since January 2001. He has also been the Chief Lending Officer of the Company and Chief Operating Officer and Chief Lending Officer of the Bank since October 1998. In addition, Mr. Brown has been President and a director of the Bank since April 2002. Prior to such time, he served as Executive Vice President of the Bank. He is a native of Fort Wayne and has over 27 years of experience in the banking industry. From 1993 until 1998, Mr. Brown managed corporate banking groups for NBD Bank, Indiana in Fort Wayne, holding the positions of First Vice President and Group Head.

      Keith E. Busse is the President and Chief Executive Officer of Steel Dynamics, Inc., a primary steel-making company headquartered in Butler, Indiana, and formed by Mr. Busse and others in 1993. Mr. Busse has served in these positions since September 1993 and is also a director of Steel Dynamics, Inc.

      Michael D. Cahill has been the Chief Financial Officer and Secretary of the Company since June 2004 and an Executive Vice President of the Company since November 2004. Mr. Cahill has over 20 years of senior financial management experience. Prior to joining the Company, Mr. Cahill served as the Chief Financial Officer for Physicians Health Plan of Indiana, CB Richard Ellis/Sturges, and Northill Corporation.

      Kathryn D. Callen is currently a member of the Board of Trustees at the University of Saint Francis, a position she has held since October 2000. Prior to this position, Ms. Callen served as Vice President of The Lutheran Health Foundation until 1994 and has held various other positions with The Lutheran Health Foundation since 1993. Ms. Callen is a former President of Summcorp Financial Services, Inc. and a former member of the Board of Directors of Summcorp and Summit Bank in Fort Wayne.

      Michael S. Gouloff is Chairman and Chief Executive Officer of Schenkel Schultz Architects, a national architectural firm known for the design of educational, justice and airport facilities. Mr. Gouloff has held these positions since 2003. Mr. Gouloff served as President of Schenkel Shultz from 1985 until 2003 and has been employed by the firm since 1973.

      Jerome F. Henry, Jr. founded and is the President of Midwest Pipe & Steel, Inc., a company specializing in steel service, industrial scrap and steel brokerage. Mr. Henry has held this position since 1975. Mr. Henry is also President of Paragon Tube Corporation, a manufacturer of steel tubing, and Paragon Steel Trading, Inc., a distributor of steel coils. Each company is headquartered in Fort Wayne. He has held these respective positions since 1990 and 1995.

      Kevin J. Himmelhaver served as the Chief Financial Officer and Secretary of the Company and Bank from October 1998 and November 1998, respectively, through his resignation effective June 30, 2004. He also served as the Executive Vice President of the Company and Bank from January 2001 to June 30, 2004 and as a director of the Bank from April 2002 to June, 2004.

      R. V. Prasad Mantravadi, M.D. has been a partner with Radiation Oncology Associates P.C. since 1983. Radiation Oncology is a physicians' group providing health services to the entire Northeast Indiana Region.

      Michael J. Mirro, M.D. has been a partner of Fort Wayne Cardiology since 1982. In 1998 Fort Wayne Cardiology merged with a multi-specialty internal medicine group to form Indiana Medical Associates, LLC. Indiana Medical Associates, LLC is a group of 46 physicians providing health services to the entire Northeast Indiana Region.

      Debra A. Niezer has been the Chief Operating Officer and Treasurer of AALCO Distributing Company, a beer distributor in Fort Wayne, since January 2002. Prior to that time, beginning in April 1995, Ms. Niezer was Vice President and Assistant Treasurer of AALCO. From January 1989 to March 1995, Ms. Niezer served as Vice President and Employee Benefits Officer for NBD Bank, Indiana in Fort Wayne.

      William G. Niezer is the Chief Executive Officer of Acordia of Indiana LLC, an insurance broker, a position he has held since September 1997. Mr. Niezer previously served as President and Chief Executive Officer of Acordia of Northeast Indiana, Inc., from February 1995 to September 1997.

      Joseph D. Ruffolo has been a member of Ruffolo Benson LLC, a business investment firm located in Fort Wayne, since 1993. Ruffolo Benson LLC specializes in management buy-outs, capital sourcing and acquisitions. Mr. Ruffolo is also a director of Steel Dynamics, Inc.

      Donald F. Schenkel is the President and Chief Executive Officer of the Company, Chief Executive Officer of the Bank and a director of the Company and the Bank, positions he has held since July 1998, and was elected the Chairman of the Board of the Company and the Bank in October 1998. Mr. Schenkel also served as President of the Bank from October 1998 through March 2002. Mr. Schenkel is a native of Fort Wayne and has over 35 years of experience in the banking industry. Prior to joining the Company, he served as First Vice President of NBD Bank, Indiana. From 1993 to 1998, he served as Division Head of Retail Banking and Private Banking & Investments for NBD Bank, Indiana.

      Gary D. Shearer has been the Senior Vice President and Trust Officer of the Bank since January 2001 and Vice President and Trust Officer of the Bank since August 1999. Mr. Shearer has over 20 years of banking and trust experience. From 1994 to 1999, Mr. Shearer served as Vice President and Investment Officer at Fort Wayne National Bank and Vice President and Regional Trust Manager at National City Bank of Indiana.

      Larry L. Smith has served since March 1993 as President and Chief Executive Officer of QCOnics, Inc., an automotive supplier based in Angola, Indiana.

      John V. Tippmann, Sr. is Chairman of the Tippmann Group, a position he has held since 1985. The Tippmann Group, through its three subsidiaries, operates frozen/refrigerated distribution warehouses, specializes in the design and construction of frozen food process and cold storage facilities, and manages many buildings throughout the Midwest.

      Irene A. Walters is the Director of University Relations and Communications at Indiana University-Purdue University Fort Wayne. Ms. Walters has held this position since 1995. Prior to that time, from 1990 to 1995, Ms. Walters was the Executive Director of the Fort Wayne Bicentennial Celebration Council.

      Donald R. Willis was elected by the Board of Directors in February 2005, based upon a recommendation from the Nominating and Corporate Governance Committee, to fill the vacancy created by Mr. Peter Eshelman when he resigned as a director in November, 2004. Mr. Willis has served as a director of Tower Bank & Trust Company since 2003. Mr. Willis is Chairman and managing member of Fourth Wave, LLC, a position he has held since 2003. Fourth Wave, LLC is a company specializing in Public Safety and Asset Management systems. Mr. Willis also founded Command System, Inc. in 1989, which developed enterprise-level software for military use. Mr. Willis served as the President and Chief Executive Officer of Command System, Inc. from 1988 until this company was sold to General Dynamics in 2002.

      Ms. Niezer is the sister-in-law of Mr. Niezer. There are no other family relationships among the directors and executive officers of the Company.

BOARD OF DIRECTORS MEETINGS AND COMMITTEES

      The Company has a standing Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee.

      AUDIT COMMITTEE The Audit Committee has been established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended. The members of the Audit Committee are Keith E. Busse, Kathryn D. Callen, Jerome F. Henry, Jr., and William G. Niezer. The Board of Directors and the Audit Committee believe that the Audit Committee's current member composition satisfies the rules of the Nasdaq Stock Market that govern audit committee composition, including the requirements that audit committee members all be "independent" as that term is defined by Nasdaq Stock Market rules and Rule 10A-3 of the Securities Exchange Act of 1934. The Company's Board of Directors has determined that Keith E. Busse meets the Securities and Exchange Commission's definition of "audit committee financial expert," and is independent. The Audit Committee meets with management and the Company's outside accountants to determine adequacy of internal controls, to review interim and annual financial statements and to address other financial matters. The Board of Directors has adopted a written charter for the Audit Committee, a copy of which is attached to this Proxy Statement as Appendix A and is posted on the Company's website at www.towerbank.net. The Audit Committee held 10 meetings during 2004.

      COMPENSATION COMMITTEE The members of the Compensation Committee are Michael S. Gouloff, Debra A. Niezer, and Joseph D. Ruffolo. Each member of the Compensation Committee is "independent," as such term for compensation committee members is defined by the listing rules of the Nasdaq Stock Market. The Compensation Committee's responsibilities include considering and recommending to the Board of Directors any changes in compensation and benefits for officers of the Company. The Compensation Committee also administers the 1998 Stock Option Plan and the 2002 Stock Option Plan.

The Company's Board of Directors has adopted a written charter for the Compensation Committee, which is available on the Company's website at www.towerbank.net. The Compensation Committee held four meetings during 2004.

      NOMINATING AND CORPORATE GOVERNANCE COMMITTEE The members of the Nominating and Corporate Governance Committee are Kathryn D. Callen, R.V. Prasad Mantravadi, M.D., and Irene A. Walters. Each member of the Nominating and Corporate Governance Committee is "independent," as such term for such committee members is defined by the listing rules of the Nasdaq Stock Market. The Nominating and Corporate Governance Committee's responsibilities include: making recommendations concerning the organization, size and composition of the Company's Board of Directors and its standing committees; proposing nominees for election to the Board of Directors and such committees; making recommendations concerning director compensation; and developing corporate governance guidelines and a code of conduct for the Company's directors and officers. The Company's Board of Directors has adopted a written charter for the Nominating and Corporate Governance Committee, which is available on the Company's website at www.towerbank.net. The Nominating and Corporate Governance Committee identifies potential nominees for director based on specified objectives in terms of the composition of the Board, taking into account such factors as areas of expertise and geographic, occupational, gender, race and age diversity. Nominees will be evaluated on the basis of their experience, judgment, integrity, ability to make independent inquiries, understanding of the Company and willingness to devote adequate time to Board duties.

      The Nominating and Corporate Governance Committee will consider nominees recommended by the shareholders. A shareholder who wishes to recommend a director candidate for consideration by the Nominating and Corporate Governance Committee should send such recommendation to the Secretary of the Company, 116 East Berry Street, Fort Wayne, Indiana 46802, who will forward it to the Committee. Any such recommendation should include a description of the candidate's qualifications for board service, the candidate's written consent to be considered for nomination and to serve if nominated and elected, and addresses and telephone numbers for contacting the shareholder and the candidate for more information. A shareholder who wishes to nominate an individual as a director candidate at the annual meeting of shareholders, rather than recommend the individual to the Nominating and Corporate Governance Committee as a nominee, must comply with the advance notice requirements set forth in the Company's By-Laws. A summary of these requirements is provided in this proxy statement under "Shareholders' Proposals for 2006 Annual Meeting." The Nominating and Corporate Governance Committee held one meeting during 2004.

      During 2004, there were a total of 11 meetings of the Board of Directors of the Company. Each director attended at least 75% of the meetings of the Board of Directors of the Company and each committee of the Board on which the director served except: Kathryn D. Callen, 71%; Michael S. Gouloff, 73%; Michael
J. Mirro, M.D., 57%; Joseph D Ruffolo, 67%; Larry L. Smith, 71%; and John V. Tippmann, Sr., 57%. Twelve of the Company's 14 Directors attended the Company's 2004 annual meeting of shareholders.

CODE OF BUSINESS CONDUCT AND ETHICS

      The Company has adopted a Code of Business Conduct and Ethics (the "Code") that applies to all of the Company's directors, officers and employees, including its principal executive officer, principal financial officer, principal accounting officer and controller. The Code is posted on the Company's website at www.towerbank.net. The Company intends to disclose any amendments to the Code by posting such amendments on its website. In addition, any waivers of the Code for directors or executive officers of the Company will be disclosed in a report on Form 8-K.

SHAREHOLDER COMMUNICATIONS

      The Board of Directors of the Company has implemented a process whereby shareholders may send communications to the Board's attention. Any shareholder desiring to communicate with the Board, or one or more specific members thereof, should communicate in a writing addressed to Tower Financial Corporation, Board of Directors, c/o Secretary, 116 East Berry Street, Fort Wayne, Indiana 46802. The Secretary of the Company has been instructed by the Board to promptly forward all such communications to the specified addressees thereof.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who own more than 10% of the Company's common stock, to file reports of ownership with the Securities and Exchange Commission. Such persons also are required to furnish the Company with copies of all Section 16(a) forms they file.

      Based solely on its review of copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that during fiscal 2004 all
Section 16 filing requirements were met.

AUDIT COMMITTEE REPORT

      The Audit Committee has reviewed and discussed with management the Company's audited consolidated financial statements for the year ended December 31, 2004. The Committee has discussed with the Company's outside accountants, Crowe Chizek and Company LLC ("Crowe"), the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants. The Audit Committee has received and reviewed the written disclosures and the letter from Crowe required by Independence Standard No.1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and has discussed with the auditors the auditors' independence. Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board of Directors approved) that the audited financial statements referred to above be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2004 for filing with the Securities and Exchange Commission. The Audit Committee has also considered whether the provision of services by Crowe not related to the audit of the financial statements referred to above is compatible with maintaining Crowe's independence.

William G. Niezer, Chairman
Keith E. Busse
Kathryn D. Callen
Jerome F. Henry, Jr

      The foregoing Audit Committee Report shall not be deemed to be incorporated by reference in any previous or future documents filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates the report by reference in any such document.

COMPENSATION COMMITTEE REPORT

      The Company seeks to establish compensation at a level that will attract, motivate, and retain experienced executive officers who can increase shareholder value, deliver competitive products and services to customers, and provide leadership for employees. Salaries are intended to be competitive and reflect factors such as individual performance, level of responsibility, and prior experience. Incentive compensation and stock option awards are intended to align the interests of executive officers with those of the shareholders of the Company and to reward performance that increases shareholder value.

      The Board of Directors approves incentive compensation plans and equity-based plans for the executive officers of the Company from recommendations made by the Compensation Committee. The Compensation Committee reviews and approves annual salary compensation, annual incentive opportunity levels, long-term incentive opportunity levels, and any special or supplemental benefits for the executive officers.

      Executive compensation includes the following:

            1. Salary.

            2. Incentive compensation payable in the form of a cash bonus based on the attainment of Company performance criteria established by the Compensation Committee.

            3. Discretionary awards of stock options.

            4. Participation in supplemental executive retirement or deferred compensation plan.

            5. Participation in other benefit plans available to all employees including 401(k), health insurance, disability insurance and life insurance.

      Annual salaries for the Company's Chairman, President and Chief Executive Officer, its Executive Vice President and Chief Lending Officer, its Chief Financial Officer and the Bank's Senior Vice President and Trust Officer increased in 2004. During the six-year time period in which the Company has been operating, growth in asset levels and net income have been significant, and the salary granted these four executives during these years recognizes the contribution these individuals have made to the success of the organization. Executive salaries and incentive compensation are also based in part on information derived from industry compensation studies performed by compensation consultants. Compensation information is also taken from proxy materials filed with the Securities and Exchange Commission by other comparable financial institutions. This information is analyzed by management and presented to the Compensation Committee.

      Executive bonuses are also determined by the Compensation Committee and are based on the same criteria as is the incentive compensation for all other officers. At the beginning of each calendar year, the Compensation Committee establishes specific financial objectives, which generally represent improvement over prior year's net income and earnings per share for purposes of the incentive compensation payable for such calendar year. The amount of incentive compensation is determined by establishing a trigger or threshold level that must be achieved before any incentive compensation is payable, a target or budget level, and a maximum level. The incentive compensation awarded to named executive officers is based upon the Company's actual financial performance results as compared to the predetermined threshold, target, and maximum levels. The incentive compensation opportunity set for the Company's Chairman, President and Chief Executive Officer in 2004 was 20% of his base salary.

      In 2002, the Compensation Committee elected not to pay any incentive compensation bonuses to executives while the Company completed its investigation of the unauthorized mortgage activity discovered in that year. In 2004, the Company completed its investigation and received an insurance settlement relating to the unauthorized mortgage activity. The Compensation Committee determined that the incentive compensation bonuses payable for 2004 should be adjusted to reflect the unpaid 2002 bonus amounts for Messrs. Schenkel, Brown, and Shearer. No adjustment was made for Mr. Cahill who was not employed by the Company in 2002, however a portion of his 2004 bonus amount relates to his efforts in the negotiations and closing of the insurance settlement relating to the unauthorized mortgage activity.

Respectfully submitted by the Compensation Committee:

Michael S. Gouloff, Chairman
Debra A. Niezer
Joseph D. Ruffolo

      The foregoing Compensation Committee Report shall not be deemed to be incorporated by reference in any previous or future documents filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates the report by reference in any such document.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      The members of the Compensation Committee during 2004 were Michael S. Gouloff, Debra A. Niezer, and Joseph D. Ruffolo. As stated below under "Related Party Transactions - Banking Transactions," from time to time the Bank makes loans to the Company's directors, including members of the Compensation Committee, and their families or related entities. No Compensation Committee member has any other relationship requiring disclosure as an interlocking executive officer or director or otherwise under the rules of the Securities and Exchange Commission.

                       COMPENSATION OF EXECUTIVE OFFICERS
                                 AND DIRECTORS

SUMMARY COMPENSATION TABLE

      The following table sets forth certain information regarding compensation paid or accrued for the years ended December 31, 2004, 2003 and 2002, to the Company's chief executive officer and each of the Company's four other most highly compensated executive officers (the "Named Executive Officers"), based on salaries and bonuses earned during 2004, including one executive officer of the Bank, who performs policy-making functions for the Company.

                                                                                 Long Term
                                                                                Compensation
                                                                                ------------
                                                   Annual Compensation           Securities
                                                   -------------------            Underlying    All Other
Name and Principal Position                Year    Salary    Bonus (1)           Options (2)   Compensation
---------------------------                ----    ------    ---------           -----------   ------------

Donald F. Schenkel......................   2004   $246,661   $130,000(3)                -      $   6,783(4)
   Chairman of the Board, President, and   2003    218,221     44,000               5,000          3,666(5)
   Chief Executive Officer                 2002    204,488          -               7,000          5,115(6)
Curtis A. Brown ........................   2004    168,923     87,750(7)                -          3,962(5)
   Executive Vice President and Chief      2003    145,989     35,160               5,000          3,644(5)
   Lending Officer                         2002    140,472          -               7,000          3,358(5)
Kevin J. Himmelhaver (8)                   2004     67,599     35,000                   -          1,910(5)
   Executive Vice President, Chief         2003    123,100     25,800               5,000          3,693(5)
   Financial Officer and Secretary         2002    122,643          -               7,000          3,679(5)
Michael D. Cahill (9)                      2004     76,792     46,800              12,500              -
   Executive Vice President, Chief         2003          -          -                   -              -
   Financial Officer and Secretary         2002          -          -                   -              -
Gary D. Shearer ........................   2004    112,253     53,820(10)               -          3,369(5)
   Senior Vice President and Trust         2003    105,308     24,420               3,000          3,159(5)
   Officer of the Bank                     2002     99,477          -               2,500          2,984(5)

(1) Except as otherwise noted, amounts shown represent: (a) incentive bonus compensation accrued in the stated year and paid in cash generally in the first quarter of the subsequent year and (b) with the exception of Mr. Schenkel, discretionary annual bonus compensation contributed by the Company under the Company's Deferred Compensation Plan, which compensation may not exceed 20% of the incentive compensation bonus awarded in the stated year and does not vest until the end of the third year following the stated year. In 2003 and 2004, the Company contribution to the Deferred Compensation Plan was equal to 20% and 17%, respectively, of the incentive compensation bonus awarded to the named executive for the applicable year. No company contribution was allocated for Mr. Himmelhaver in 2004.

(2) Options to acquire shares of common stock. The Company has never granted SARs or restricted stock awards.

(3)   $81,000 relates to deferral of 2002 bonus amounts, paid in 2004.

(4) Includes $2,842 in life insurance premiums and Company contribution under its 401(k) Plan of $3,941.

(5)   Represents Company contribution under its 401(k) Plan.

(6) Includes $1,792 in life insurance premiums and Company contribution under its 401(k) Plan of $3,323.

(7)   $41,000 relates to deferral of 2002 bonus amounts, paid in 2004

(8)   Resigned effective June 30, 2004.

(9)   Began employment on June 1, 2004.

(10)  $29,000 relates to deferral of 2002 bonus amounts paid in 2004.

EMPLOYMENT AGREEMENTS

      Effective January 1, 2002, the Company entered into an employment agreement with Mr. Schenkel, which was subsequently amended effective January 29, 2004. The term of Mr. Schenkel's employment agreement is five years and is effective through December 31, 2006. The employment agreement addresses terms and conditions of employment, including rate of base pay, incentive compensation opportunities, participation in employee benefit plans and perquisites for Mr. Schenkel. The employment agreement provides that the Company will have the right at any time to terminate Mr. Schenkel's employment and that Mr. Schenkel will have the right to terminate his employment at the Company. In the event of termination by Mr. Schenkel for good reason, or by the Company without cause (as those terms are defined in the employment agreement), the Company will provide Mr. Schenkel with a lump sum equal to his base salary for the longer of the remaining term of the agreement or two years. In the event of a change of control, if the Company terminates Mr. Schenkel's employment without cause or if Mr. Schenkel terminates with good cause Mr. Schenkel will receive a lump sum equal to the greater of 2.99 times base salary,or the aggregate amount of salary that Mr. Schenkel would be entitled to receive under the employment agreement for the balance of his employment term.

      Mr. Schenkel's agreement prohibits him from competing with the Company during the period of his employment and for a minimum of two years thereafter, unless Mr. Schenkel is terminated by the Company without cause, in which case the non-competition period is reduced to 180 days. Mr. Schenkel's agreement also provides for a consulting period of five years beginning January 1, 2007 to provide for a smooth transition of management duties upon expiration of Mr. Schenkel's agreement. Either party may terminate such consulting relationship without further payment. Upon termination without cause of this consulting relationship by the Company, Mr. Schenkel's SERP benefit commences (see "Deferred Compensation").

      The Company entered into an employment agreement effective April 25, 2002, with Messrs. Brown and Himmelhaver, each for an initial term of three years with automatic three-year renewals. Each agreement addresses terms and conditions of employment, including rate of base pay, incentive compensation opportunities, participation in employee benefit plans and perquisites. Each agreement provides that the Company will have the right at any time to terminate the executive and that the executive will have the right to terminate his employment with the Company. In the event of termination by the executive with cause or by the Company without cause (as those terms are defined in the agreements), the Company will pay the executive a lump-sum equal to the greater of two times his base salary at the then effective rate being paid to the executive or the remaining term of the agreement times his base salary at the then-effective rate. Each agreement prohibits the executive from competing with the Company during the period of his employment and for a minimum of two years thereafter. In the event of a change of control, if the Company terminates the executive's employment without cause or the executive terminates with good cause, the executive will receive a minimum of 2.99 times base salary and an average bonus payment calculated as 2.99 times the three-year average of the executive's bonuses awarded under the Company's incentive plans for the last three completed calendar years prior to the termination. Mr. Himmelhaver terminated his employment agreement with the Company, without cause, effective June 30, 2004.

      The Company also entered into an employment agreement effective April 25, 2002, with Mr. Shearer for an initial term of two years with automatic two-year renewals. Mr. Shearer's agreement addresses terms and conditions of employment, including rate of base pay, incentive compensation opportunities, participation in employee benefit plans and perquisites. His agreement provides that the Company will have the right at any time to terminate him and that Mr. Shearer will have the right to terminate his employment with the Company. In the event of termination by Mr. Shearer with cause or by the Company without cause (as those terms are defined in the agreement), the Company will pay Mr. Shearer a lump-sum equal to two times his base salary at the then effective rate being paid to him. The agreement prohibits Mr. Shearer from competing with the Company during the periods of his employment and for a minimum of two years thereafter. In the event of a change of control, if the Company terminates Mr. Shearer's employment without cause or he terminates with good cause, Mr. Shearer will receive two years base salary and an average bonus payment calculated as two times the three-year average of his bonuses awarded under the Company's incentive plans for the last three completed calendar years prior to the termination.

      On June 1, 2004, the Company entered into an agreement with Mr. Cahill. The agreement addresses compensation to be paid to Mr. Cahill upon his termination and does not address any other terms of employment. In the event that the Company terminates Mr. Cahill's employment without cause (as such term is defined in the agreement), the Company will pay Mr. Cahill a lump sum equal to eighteen (18) months' base salary at the then effective rate being paid to him.

DEFERRED COMPENSATION

      Certain highly compensated employees, as defined in the Internal Revenue Code, are eligible to participate in an unfunded non-qualified deferred compensation plan (the "Deferred Compensation Plan"), effective January 1, 2002. An employer contribution may be made on behalf of each of the participants, in the sole discretion of the Compensation Committee, not to exceed 20% of bonuses otherwise payable under the Company's bonus program. The Deferred Compensation Plan also allows for employee deferrals, but this feature has not been effectuated. Employer contributions are 100% vested at the end of the third year after the Plan Year for which the contributions was made.

      The declared interest rate on deferred amounts is 4%, compounded quarterly. Distributions are made upon termination of employment. Messrs. Brown, Shearer, Cahill, Schenkel, and one other Bank officer are participants under the Deferred Compensation Plan. Mr. Himmelhaver was also a participant under the plan during his employment.

      Effective January 1, 2002, the Company also established the Tower Financial Corporation Supplemental Executive Retirement Plan (the "SERP") which provides benefits payable out of its general assets to certain participants. The SERP was restated in its entirety effective as of January 1, 2004. The benefits under the SERP are equal to 25%, plus 2% per year of service (maximum 35%), times the executive's average base salary and bonus, minus their social security benefits. The maximum annual benefit is $100,000. The SERP provides a single-life benefit at age 70, which is the normal retirement age under the SERP. Mr. Schenkel is the only participant under the SERP. The estimated present value of the accrued benefit under the SERP, payable to Mr. Schenkel in monthly installments for life upon retirement at normal retirement age, is approximately $1,031,000. If Mr. Schenkel is terminated by the Company without cause prior to his 65th birthday or upon a change in control, he will receive a lump sum distribution at the present value of his accrued benefit.

COMPENSATION OF DIRECTORS

      Each non-employee director received an annual retainer of $3,500 and an attendance fee of $200 per each board meeting and committee meeting attended in 2004. The Company paid an additional $100 per meeting attended to the chairman of each respective board committee. The Company believes that these compensation levels are consistent with the compensation paid to directors of other financial holding companies and banks of similar size. For the year ended December 31, 2004, total directors fees paid were $107,833.

      On January 1, 2002, the Board of Directors adopted the Deferred Compensation Plan for Non-Employee Directors (the "Directors Deferred Plan"). The Directors Deferred Plan allows each non-employee director to defer payment of director fee and attendance fee compensation earned during each quarter. A director must make an election whether or not to participate in the Directors Deferred Plan. The Board of Directors administers the Directors Deferred Plan. Deferred balances in the plan will accrue interest initially at 4%, subject to change from time to time by the Compensation Committee of the Board of Directors. The Directors Deferred Plan allows for payments of deferred compensation upon the earlier of 10 years from the time a director becomes a participant in the plan or retirement from the Board, in a lump sum amount or a maximum of four installment payments. Those directors participating in the Directors Deferred Plan are Callen, Gouloff, Henry, Mantravadi, D. Niezer, W. Niezer, Ruffolo, Smith, Tippmann, and Walters. Of the directors fees paid during 2004, $81,968 was deferred under the Directors Deferred Plan.

      Each director of the Company currently serves as a director of the Bank. In such capacity, non-employee directors of the Bank received an attendance fee of $200 per Bank board meeting and Bank committee meeting attended in 2004.

STOCK OPTIONS

      On December 14, 1998, the Board of Directors and the Company's then sole stockholder adopted the 1998 Stock Option and Incentive Plan (the "1998 Stock Option Plan"). Under the 1998 Stock Option Plan, the Company may award incentive and non-qualified stock options and performance shares to employees and directors of the Company and the Bank. The aggregate number of shares of common stock that may be awarded under the 1998 Stock Option Plan is 310,000, subject to adjustment in certain events. No individual participant may receive awards for more than 75,000 shares in any calendar year. As of December 31, 2004, options to purchase 225,616 shares of common stock were outstanding under the 1998 Stock Option Plan.

      On April 17, 2001, the Board of Directors and the shareholders of the Company adopted the 2001 Stock Option and Incentive Plan (the "2001 Stock Option Plan" and together with the 1998 Stock Option Plan, the "Stock Option Plans"). Under the 2001 Stock Option Plan, the Company may award incentive and non-qualified stock options and performance shares to employees and directors of the Company and the Bank. The aggregate number of shares of common stock that may be awarded under the 2001 Stock Option Plan is 125,000, subject to adjustment in certain events. No individual participant may receive awards for more than 75,000 shares in any calendar year. As of December 31, 2004, options to purchase 99,800 shares of common stock were outstanding under the 2001 Stock Option Plan.

      The Stock Option Plans are administered by the Compensation Committee. Subject to the terms of each plan, the Compensation Committee has the sole discretion and authority to select those persons to whom awards will be made, to designate the number of shares to be covered by each award, to establish vesting schedules, to specify all other terms of the awards (subject to certain restrictions) and to interpret the Stock Option Plans.

      With respect to stock options under the Stock Option Plans that are intended to qualify as "incentive stock options" under Section 422 of the Internal Revenue Code, the option price must be at least 100% (or, in the case of a holder of more than 10% of the common stock, 110%) of the fair market value of a share of common stock on the date of the grant of the stock option. The Compensation Committee will establish, at the time the options are granted, the exercise price of options that do not qualify as incentive stock options ("non-qualified stock options"), which may not be less than 100% of the fair market value of a share of common stock on the date of grant. No incentive stock option granted under the Stock Option Plans may be exercised more than 10 years (or, in the case of a holder of more than 10% of the common stock, five years) from the date of grant or such shorter period as the Compensation Committee may determine at the time of the grant. Under each Stock Option Plan, the Compensation Committee may also make awards of performance shares, in which case the grantee would be awarded shares of common stock, subject to the Company's satisfaction of performance goals determined by the Compensation Committee.

      The following table provides information with respect to options granted by the Company under the Stock Option Plans during the year ended December 31, 2004 to the Named Executive Officers:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                                   Potential Realizable
                                                                                                     Value at Assumed
                                                                                                   Annual Rates of Stock
                                       Number of        % of Total                                  Price Appreciation
                                      Securities      Options Granted    Exercise                    for Option Term
                                      Underlying      to Employees in       or        Expiration   ---------------------
Name                                Options Granted     Fiscal Year     Base Price       Date         5%         10%
-----                               ---------------   ---------------   ----------    ----------   ---------   ---------
Michael D. Cahill................      7,500(1)           41.30%        $  14.00         2014       $ 66,034   $167,343
Michael D. Cahill................      5,000(1)           27.60%        $  13.75         2014         43,237    109,570


(1) The options become exercisable annually in one-fourth increments over a four year period beginning June 22, 2005. The maximum option term is 10 years.

      The following table provides information on the exercise of stock options during the year ended December 31, 2004 by the Named Executive Officers and the value of unexercised options at December 31, 2004:

              AGGREGATED OPTION EXERCISES IN THE LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                               Number of
                                                          Securities Underlying                 Value of
                                                              Unexercised                Unexercised In-the-Money
                                Shares                    Options at 12/31/04              Options at 12/31/04
                             Acquired on     Value    ---------------------------   --------------------------------
Name                          Exercise     Realized   Exercisable / Unexercisable    Exercisable / Unexercisable (1)
----                         -----------   --------   ---------------------------   --------------------------------
Donald F. Schenkel ......           0      $     0      53,679          7,250       $  251,782     $  11,262
Curtis A. Brown .........           0            0      24,750          7,250          107,137        11,262
Michael D. Cahill .......           0            0           -         12,500                -        13,700
Kevin J. Himmelhaver ....      21,250       69,125           -              -                -             -
Gary D. Shearer .........           0            0      13,875          4,125           71,768         8,390

(1) The average of the closing bid and asked prices reported on the Nasdaq National Market System on December 31, 2004 was $15.00.

401(k) PLAN

      The Company established a 401(k) plan effective March 1, 1999 covering substantially all of its employees. The 401(k) plan allows employees to contribute up to 15% of their compensation. The Company may match a portion of the employees' contributions and provides investment choices for the employees, including investment in common stock of the Company. In 2004, the Company made matching contributions to the plan totaling $107,081 which was 50% of each participant's contribution up to a maximum of 6% of each participant's compensation. Matching contributions are vested equally over a six-year period. Company matching contributions to the 401(k) plan are approved annually by management and by the Board of Directors.

EQUITY COMPENSATION PLAN INFORMATION

      The following table gives information about the Company's common stock that may be issued upon the exercise of options, warrants, and rights under all of the Company's existing equity compensation plans as of December 31, 2004.

                                        (A)                       (B)                     (C)
                                 --------------------    --------------------    -------------------------
                                 Number of securities                              Number of securities
                                    to be issued           Weighted-average       remaining available for
                                   upon exercise           exercise price          future issuance under
                                   of outstanding          of outstanding        equity compensation plans
                                 options, warrants        options, warrants        (excluding securities
                                     and rights              and rights           reflected in column (A))
Plan Category                           (#)                      ($)                        (#)
----------------------------     --------------------    --------------------    -------------------------
Equity compensation plans
approved by shareholders(1)                 325,416                 $ 10.752                       52,530(2)

Equity compensation plans
not approved by shareholders                      -                        -                            -
                                 ------------------      -------------------      -----------------------
Total                                       325,416                 $ 10.752                       52,530
                                 ==================      ===================      =======================

(1) Consists of the 1998 Stock Option and Incentive Plan and the 2001 Stock Option and Incentive Plan.

(2) All of these shares are available for issuance as incentive stock options, non-qualified stock options and performance shares under the Stock Option Plans.

SHAREHOLDER RETURN PERFORMANCE GRAPH

      Set forth below is a line graph comparing the yearly percentage change in the cumulative total shareholder return on the Company's Common Stock (based on the last reported sales price of the respective year) with the cumulative total return of the Nasdaq Stock Market Index (United States stocks only) and the Nasdaq Bank Stocks Index from January 29, 1999 (the date of the Company's initial public offering) through December 31, 2004. The following information is based on an investment of $100 on January 29, 1999 in the Company's Common Stock at the market close on that day, the Nasdaq Stock Market Index and the Nasdaq Bank Stocks Index, with dividends reinvested where applicable.

      The comparisons shown in the graph below are based on historical data and the Company cautions that the stock price performance shown in the graph below is not indicative of, and is not intended to forecast, the potential future performance of the Company's Common Stock.

                              STOCK PERFORMANCE GRAPH

                             [STOCK PERFORMANCE GRAPH]

                                                                Period Ending
                               --------------------------------------------------------------------------------
Index                          01/29/99   12/31/99    12/31/00     12/31/01     12/31/02    12/31/03   12/31/04
-----                          --------   --------    --------     --------     --------    --------   --------
Tower Financial Corporation    $100.000   $ 66.265    $ 71.084     $114.795     $122.313    $144.578   $144.578
Nasdaq Total US Index           100.000    161.941      97.667       77.522       53.596      80.131     87.140
Nasdaq Bank Index               100.000     98.595     112.630      121.942      124.829     160.597    183.827

      The foregoing Performance Graph shall not be deemed to be incorporated by reference in any previous or future documents filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates the graph by reference in any such document.

RELATED PARTY TRANSACTIONS

      Related party transactions are subject to the review and approval of the Company's Audit Committee, which is composed exclusively of independent directors.

BANKING TRANSACTIONS

      Directors and officers of the Company and the Bank and the companies with which they are associated have banking and other transactions with the Company and the Bank in the ordinary course of business. Any loans and commitments to lend to such affiliated persons or entities are made in accordance with all applicable laws and regulations and on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unaffiliated parties of similar creditworthiness and may not involve more than normal risk or present other unfavorable features to the Company and the Bank. Management believes that all transactions between the Company or the Bank on one hand, and any officer, director, principal shareholder, or other affiliate of the Company or the Bank on the other hand, are on terms no less favorable to the Company or the Bank than could be obtained on an arm's-length basis from unaffiliated third parties. As of December 31, 2004, the Bank had 36 outstanding loans to the directors and executive officers of the Company and the Bank totaling $14,656,372 and an aggregate amount under commitment, including these outstanding loans, totaling $19,772,902.

LEASE OF HEADQUARTERS BUILDING

      The Company leases its headquarters facility from Tippmann Properties, Inc., agent for director John V. Tippmann, Sr. The original lease was a 10-year lease which commenced on January 1, 1999, with annual rental payments of $9.75 per square foot for the first two years of the lease and fixed increases at the rate of $1.25 per square foot every two years thereafter, ending at $14.75 per square foot for the last two years of the lease. Subsequent addenda to the lease have been signed as the Company expanded its staff and needed additional space. These addenda contain similar lease rates and have identical expiration dates as the original lease agreement. During 2001, the original lease term was extended to 15 years with the last five years rental rate being $14.75 per square foot. During 2004, an amendment was executed to add 8,336 square feet to the leased premises under the same terms as the original lease. The lease continues to provide for one renewal of 10 years at then prevailing market rates. Management believes that this lease is on terms no less favorable than could be obtained from unaffiliated third parties. During 2004, the Company paid Tippmann Properties, Inc. approximately $483,901 for rent and various building expenses.

                       RATIFICATION OF OUTSIDE ACCOUNTANTS

      The Audit Committee has selected Crowe Chizek and Company LLC ("Crowe") as the Corporation's principal independent auditors for the year ending December 31, 2005. The selection of Crowe as independent auditors for the Company will be submitted to a vote at the meeting in order to permit the shareholders to express their approval or disapproval. In the event of a negative vote, a selection of other auditors will be made by the Audit Committee. Representatives of Crowe are expected to be present at the meeting, will be given an opportunity to make a statement if they desire and will respond to appropriate questions by shareholders. Notwithstanding approval by the shareholders, the Audit Committee reserves the right to replace the auditors at any time.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE
                              OUTSIDE ACCOUNTANTS.

AUDITORS' SERVICES AND FEES

      The Company incurred the following fees for services performed by Crowe in fiscal years 2004 and 2003.

      Audit Fees: Fees for professional services provided in connection with the audit of the Company's annual financial statements and review of financial statements included in the Company's Forms 10-Q were $105,000 for fiscal year 2004 and $54,100 for fiscal year 2003.

      Audit-Related Fees: Fees for professional services for the 401(k) plan audit, assistance with financial statement disclosures and reviews related to various accounting issues and the Bank's FHLBI Schedule of Eligible Mortgage Collateral as of December 31, 2004 and 2003 were $10,050 for fiscal year 2004 and $20,150 for fiscal year 2003.

      Tax Fees: Fees for services rendered to the Company for tax compliance, tax advice and tax planning, including assistance in the preparation and filing of tax returns, were $8,000 for fiscal year 2004 and $12,525 for fiscal year 2003.

      All Other Fees: Fees for all other permissible services that do not fall within the above categories, including compliance consulting, certification requirement consulting, and tax services for trust customers were $85,000 for fiscal year 2004 and $69,270 for fiscal year 2003.

      Pre-Approval Policy: The Audit Committee's policy is to pre-approve all audit and permissible non-audit services provided by the independent auditor. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent auditor and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent auditor in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis.

      For fiscal 2004, pre-approved non-audit services included only those services described above for "Audit-Related Fees," "Tax Fees," and "All Other Fees." The aggregate amount of all such non-audit services constitutes approximately 65% of the total amount of fees paid by the Company to Crowe.

                 SHAREHOLDERS' PROPOSALS FOR 2006 ANNUAL MEETING

      A proposal submitted by a shareholder for the 2006 Annual Meeting of Shareholders must be sent to the Secretary of the Company, 116 East Berry Street, Fort Wayne, Indiana, 46802, and received by November 10, 2005 in order to be eligible to be included in the Company's Proxy Statement for the meeting.

      In order to be considered at the 2006 Annual Meeting, shareholder proposals must comply with the advance notice and eligibility requirements contained in the Company's By-Laws. The Company's By-Laws provide that shareholders are required to give advance notice to the Company of any nomination by a shareholder of candidates for election as directors and of any business to be brought by a shareholder before an annual shareholders' meeting. With respect to annual meetings, the By-Laws provide that a shareholder of record entitled to vote at such meetings may nominate one or more persons for election as director or directors or may properly bring business before such meeting only if the shareholder gives written notice thereof to the Secretary of the Company not less than 90 days nor more than 120 days prior to the first anniversary date of the preceding year's annual meeting. In the event the annual meeting is more than 30 days earlier or more than 60 days later than such anniversary date, notice by the shareholder must be delivered not earlier than the 120th day prior to such annual meeting and not later than the later of the 90th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. The notice must contain specified information about each nominee or the proposed business and the shareholder making the nomination or proposal.

      The advance notice provisions in the Company's By-Laws also provide that, for a special meeting of shareholders called for the purpose of electing directors, to be timely, a shareholder's notice must be delivered or received not earlier than the 90th day prior to such special meeting and not later than the close of business on the later of the 60th day prior to such special meeting or the tenth day following the day on which public announcement of the date of the special meeting and of nominees to be elected at such meeting is first made.

      The specific requirements of these advance notice and eligibility provisions are set forth in Section 1.4 and Section 1.5 of the Company's By-Laws, a copy of which is available upon request. Such requests and any shareholder proposals should be sent to the Secretary of the Company at the principal executive offices of the Company.

                                  OTHER MATTERS

      The Board of Directors does not know of any other matters to be brought before the Annual Meeting. If other matters are presented upon which a vote may properly be taken, it is the intention of the persons named in the proxy to vote the proxies in accordance with their best judgment.

                      APPENDIX A - AUDIT COMMITTEE CHARTER

                         CHARTER OF THE AUDIT COMMITTEE
                          OF THE BOARD OF DIRECTORS OF
                           TOWER FINANCIAL CORPORATION

PURPOSE

      The Audit Committee of the Board of Directors of Tower Financial Corporation (the "Company") is appointed by the Board to assist the Board in monitoring (1) the integrity of the Company's financial statements, (2) the independent auditor's qualifications and independence, (3) the performance of the Company's internal audit function and independent auditor, and (4) the Company's compliance with legal and regulatory requirements.

      The Audit Committee is also responsible for producing the annual report required by the rules of the Securities and Exchange Commission (the "SEC") to be included in the Company's proxy statement.

COMMITTEE MEMBERSHIP

      The Audit Committee shall consist of at least three directors. The members of the Audit Committee shall meet the independence and experience requirements of the Nasdaq Stock Market, Section 10A of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and SEC rules and regulations.

      The members and the Chair of the Audit Committee shall be appointed by the Board on the recommendation of the Nominating and Corporate Governance Committee. Audit Committee members may be replaced by the Board.

COMMITTEE AUTHORITY AND RESPONSIBILITIES

      The Audit Committee shall have the sole authority to retain and terminate the independent auditor (subject, if applicable, to shareholder ratification). The Audit Committee shall be directly responsible for the appointment, compensation and oversight of the work of the independent auditor, including resolution of disagreements between management and the auditor regarding financial reporting, as required by Section 10A of the Exchange Act. The independent auditor shall report directly to the Audit Committee.

      The Audit Committee shall preapprove all auditing services and permitted non-audit services, including the fees and terms thereof, to be performed for the Company by its independent auditor (subject to the de minimus exception for non-audit services described in Section 10A of the Exchange Act that are approved by the Audit Committee prior to the completion of the audit). The Audit Committee may establish pre-approval policies and procedures pursuant to which audit and permitted non-audit services are approved, as long as the policies and procedures are detailed as to the particular service, the Audit Committee is informed of each service, and such policies and procedures do not include delegation of the Audit Committee responsibilities under the Exchange Act.

      The Audit Committee shall meet as often as it determines, but not less frequently than quarterly.

      The Audit Committee shall have the authority, to the extent it deems necessary or appropriate and without seeking Board approval, to retain special legal, accounting or other consultants to advise the Committee. The Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation for the independent auditor for the purpose of rendering or issuing an audit report and to any advisors employed by the Audit Committee.

      The Audit Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee. The Audit Committee may meet separately with each of management, the internal auditors and the independent auditor. The Audit Committee may also, to the extent it deems necessary or appropriate, meet with the Company's investment bankers or financial analysts who follow the Company.

      The Audit Committee shall establish and maintain procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters.

      The Audit Committee shall review and approve all non-loan related-party transactions. All related-party loan transactions shall be reviewed and approved by the Loan and Investment Committee.

      The Audit Committee shall make regular reports to the Board, which shall include a review of any issues that arise with respect to the quality or integrity of the Company's financial statements. The Audit Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval. The Audit Committee shall annually review the Audit Committee's own performance.

      The Audit Committee shall also perform the following functions:

Financial Statement and Disclosure Matters

      1. Review and discuss with management and the independent auditor the annual audited financial statements, including disclosures made in management's discussion and analysis, and recommend to the Board whether the audited financial statements should be included in the Company's Annual Report.

      2. Review and discuss with management and the independent auditor the Company's quarterly financial statements, including disclosures made in management's discussion and analysis, prior to the filing of its Form 10-Q, including the results of the independent auditor's reviews of the quarterly financial statements.

      3. Discuss with management and the independent auditor major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company's selection or application of accounting principles, any major issues as to the adequacy of the Company's internal controls and any special audit steps adopted in light of material control deficiencies, as well as significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements, including the development, selection and disclosure of critical accounting estimates, and analyses of the effect of alternative assumptions, estimates or GAAP methods on the Company's financial statements.

      4. Discuss with management the Company's earnings press releases, including the use of "pro forma" or "adjusted" non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies.

      5. Discuss with management and the independent auditor the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company's financial statements.

      6. Discuss with management the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company's risk assessment and risk management policies.

      7. Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit. In particular, discuss:

            a. The adoption of, or changes to, the Company's significant auditing and accounting principles and practices as suggested by the independent auditor, internal auditors or management.

            b. The management letter provided by the independent auditor and the Company's response to that letter.

            c. Any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to requested information, and any significant disagreements with management, including any accounting adjustments that were noted or proposed by the auditor but were "passed" (as being immaterial or otherwise).

Oversight of the Company's Relationship with the Independent Auditor

      8. Review the experience and qualifications of the senior members of the independent auditor team.

      9. Obtain and review a report from the independent auditor at least annually regarding (a) the auditor's internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, (c) any steps taken to deal with any such issues, and (d) all relationships between the independent auditor and the Company.

      10. Evaluate the qualifications, performance and independence of the independent auditor, including considering whether the auditor's quality controls are adequate and the provision of non-audit services is compatible with maintaining the auditor's independence, and taking into account the opinions of management and the internal auditor. The Audit Committee shall present its conclusions to the Board and, if so determined by the Audit Committee, recommend that the Board take additional action to satisfy itself of the qualifications, performance and independence of the auditor.

      11. Assure the regular rotation of those partners of the independent auditor as required by Section 10A of the Exchange Act.

      12. Meet with the independent auditor prior to the audit to discuss the planning and staffing of the audit.

Oversight of the Company's Internal Audit Function

      13. Review the appointment and replacement of the senior internal auditing executive or contracted internal auditors.

      14. Review the significant reports to management prepared by the internal auditing department or contracted internal auditors and management's responses.

      15. Discuss with the independent auditor or contracted audit executive the internal audit responsibilities, budget and staffing and any recommended changes in the planned scope of the internal audit.

      16. Review with the Board the performance of the Company's internal audit function.

Compliance Oversight Responsibilities

      17. Obtain from the independent auditor assurance that the provisions of Section l0A of the Exchange Act respecting the detection and reporting of illegal acts have not been implicated.

      18. Obtain reports from management, the Company's senior internal auditing executive or contracted internal auditors and the independent auditor that the Company is in conformity with applicable legal requirements and the Company's Code of Conduct. Review reports and disclosures of insider and affiliated party transactions. Advise the Board with respect to the Company's policies and procedures regarding compliance with applicable laws and regulations and with the Company's Code of Conduct.

      19. Discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any employee complaints or published reports, which raise material issues regarding the Company's financial statements or accounting policies.

      20. Discuss with the Company's General Counsel legal matters that may have a material impact on the financial statements or the Company's compliance policies.

LIMITATION OF AUDIT COMMITTEE'S ROLE

      While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditor.

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
                                                            DETACH HERE

                                                               PROXY

                                                    TOWER FINANCIAL CORPORATION

                                             PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
                                                   TO BE HELD ON APRIL 19, 2005

                                    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned holder(s) of shares of Common Stock of Tower Financial Corporation (the "Company") hereby appoints Donald F.
Schenkel and Michael D. Cahill and each of them, the Proxies of the undersigned, with full power of substitution, to attend and represent the undersigned at the Annual Meeting of Shareholders of the Company to be held at 116 East Berry Street, Fort Wayne,
Indiana, on Tuesday, April 19, 2005, at 5:30 p.m., Fort Wayne time, and at any adjournment or adjournments thereof, and to vote all of such shares that the undersigned is entitled to vote at such Annual Meeting or at any adjournment or postponement thereof, as follows on the reverse side.

The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting of Shareholders, the Proxy Statement furnished herewith, and the 2004 Annual Report to Shareholders. Any proxy heretofore given to vote the shares which the undersigned is entitled to vote at the Annual Meeting of Shareholders is hereby revoked.

---------------                                                                                                 ---------------
  SEE REVERSE                                CONTINUED AND TO BE SIGNED ON REVERSE SIDE                           SEE REVERSE
      SIDE                                                                                                            SIDE
---------------                                                                                                 ---------------
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

TOWER FINANCIAL CORPORATION
C/O EQUISERVE TRUST COMPANY N.A.
P.O. BOX 8694
EDISON, NJ 08818-8694









                                                            DETACH HERE

[X]   PLEASE MARK
      VOTES AS IN
      THIS EXAMPLE.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER SPECIFIED HEREON AND, IN THE ABSENCE OF SPECIFICATION, WILL BE VOTED
FOR THE ELECTION OF ALL NOMINEES FOR DIRECTOR AND FOR ALL OTHER PROPOSALS.
                                                                                                                FOR AGAINST ABSTAIN
1. ELECTION OF DIRECTORS. To elect five directors of the                2. PROPOSAL TO RATIFY the appointment   [ ]   [ ]     [ ]
   Company to serve until the 2008 annual meeting of                       of Crowe Chizek and Company LLC, as
   shareholders.                                                           principal independent auditors of
                                                                           the Company for the year ending
   NOMINEES: (01) Keith E. Busse, (02) Michael S. Gouloff,                 December 31, 2005.
   (03) Donald F. Schenkel, (04) Irene A. Walters,
   (05) Donald R. Willis                                                3. In their discretion, the Proxies are authorized to vote upon such other matters (none known at the time of
            FOR                           WITHHELD                         solicitation of this proxy) as may properly come before
            ALL      [  ]          [  ]   FROM ALL                         the Annual Meeting or any adjournment or postponement
          NOMINEES                        NOMINEES                         thereof.

                                                                           MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT        [ ]
       [  ] _____________________________________________
       INSTRUCTION: To withhold authority to vote for any                  MARK HERE IF YOU PLAN TO ATTEND THE ANNUAL MEETING   [ ]
       individual nominee(s), write the name of the                        5:30 p.m., Tower Bank Lobby
       nominee(s) in the space provided above.                             116 East Berry St., Fort Wayne, IN



                                                                        Please fill in, sign, date and return the proxy card
                                                                        promptly, using the enclosed envelope.

                                                                        NOTE: Please sign exactly as name appears hereon. When
                                                                        shares are held by two or more persons, all of them should sign. When signing as attorney, executor, administrator,
                                                                        trustee or guardian, please give full title as such. If a
                                                                        corporation, please sign the full corporate name by a duly authorized officer. If a partnership, please sign in
                                                                        partnership name by authorized person.


Signature: ___________________________ Date: _______________  Signature: ___________________________ Date: _______________
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